Monthly Servicer Report
Closing Date            29-Feb-00
Payment Date            27-Mar-00
Prior Payment Date      25-Feb-00


A     AGGREGATE DISCOUNTED LEASE BALANCE (Discount Rate = 7.505%)
      Initial Aggregate Discounted Lease Balance                                                   174,935,104.00

      Discounted Contract Balance, beginning                                                       141,419,166.83
      Discounted Contract Balance, ending                                                          137,039,488.59

B     PAST DUE LEASE PAYMENTS
      Past due balance, beginning                                                                      804,671.50
            Past due payments received (reimbursed per this report)                                    688,235.49
            Past dues on Non-Performing, Warranty and Adjusted Leases                                        0.00
            Past dues on Early Terminations                                                                  0.00
            New Net Advances (last month's current Contracts that became past due)                     761,671.83
            Past dues on Replacement Leases                                                                  0.00
                                                                                                   --------------
      Past due balance, ending                                                                         878,107.84
                                                                                                   ==============

C     ADVANCE LEASE PAYMENTS
            Applied to Current from Prepaid                                                                  0.00
            Advance payments on Disqualified Leases                                                          0.00
            Received on Replacement Leases                                                                   0.00
            Received this month                                                                        417,113.41
                                                                                                   --------------
      Total Advance Lease Payments Received                                                            417,113.41
                                                                                                   ==============

D     SUBSTITUTIONS
      Defaulted Leases and Adjusted Contracts Substitued to date, beginning                                  0.00
            Defaulted Leases and Adjusted Contracts provided with Substitute Leases                          0.00
                                                                                                   --------------
      Defaulted Leases and Adjusted Contracts Substitued to date, ending                                     0.00
                                                                                                   ==============
      Percentage of Aggregate Discounted Lease Balance at Cut-Off Date                                       0.00%

      Non Defaulted Leases or Adjusted Contracts Substitued to date, beginning                               0.00
            Non Defaulted Leases or Adjusted Contracts provided with Substitute Leases                       0.00
                                                                                                   --------------
      Non-Defaulted Leases or Adjusted Contracts Substitued to date, ending                                  0.00
                                                                                                   ==============

                                                                                                   --------------
      Total Substitutions, ending                                                                            0.00
                                                                                                   ==============
      Percentage of Aggregate Discounted Lease Balance at Cut-Off Date (not to exceed 10%)                   0.00%

E     RESERVE ACCOUNT
      Reserve Account balance, beginning                                                             1,749,351.04
            Required Reserve Fund Amount (min $1,749,351.04 or Aggregate Note Balance)               1,749,351.04
            Excess (Shortfall)                                                                               0.00
            Deposit from (Release to) Certificateholder                                                      0.00
                                                                                                   --------------
      Reserve Account balance, ending                                                                1,749,351.04
                                                                                                   ==============

F     AVAILABLE FUNDS (COLLECTION ACCOUNT)
            Regular monthly Lease Payments                                                           3,768,646.56
            Reinvestment Income from Collection Account and Reserve Account                                  0.00
            Past due payments received                                                                 688,235.49
            Past due payments due on Early Termination (From Seller)                                         0.00
            Proceeds from Prepayments not replaced                                                     887,083.26
            Recoveries on Non-Performing Leases not Substituted                                              0.00
            Servicer Advances                                                                          878,107.84
            Casualty and Termination Payments                                                                0.00
            Expired Contract Proceeds                                                                        0.00
            NSF payments prior month                                                                         0.00
            Advance Lease Payments                                                                     417,113.41
                                                                                                   --------------
      Total Available Funds                                                                          6,639,186.56
                                                                                                   ==============


G     PAYMENTS TO THE SERVICER AND TRUSTEE
            Past due payments received, prior advance                                                  804,671.50
            Past due payments due, current advance                                                    (878,107.84)
            Past due payments advanced on Disqualified Leases                                                0.00
            Advance payments on Disqualified Leases                                                          0.00
            Servicer Fee                                                                                58,924.65
            Excess Cash                                                                                608,590.14
                                                                                                   --------------
      Total Net Payments due to (from) Servicer                                                        594,078.45
                                                                                                   ==============
            Back-up Servicer Fee (3.0 bp)                                                                3,535.48
            Indenture Trustee Fee (2 bp)                                                                 2,356.99
                                                                                                   --------------
      Total Payments to Trustee                                                                          5,892.47
                                                                                                   ==============

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date            29-Feb-00
Payment Date            27-Mar-00
Prior Payment Date      25-Feb-00

PAYMENTS TO NOTEHOLDERS


                                                                                                                          Percentage
                                   Beginning                                   (Regular)  (Additional)             End        of all
                    Initial        of Period    Interest       Interest       Principal     Principal        of Period         Notes
Class               Balance          Balance        Rate           Paid            Paid          Paid          Balance   Outstanding
------------------------------------------------------------------------------------------------------------------------------------
A-1           50,293,842.00    16,777,905.10      5.777%      83,464.02    4,379,678.24          0.00    12,398,226.86         9.35%
A-2           40,759,879.00    40,759,879.00      6.590%     223,839.67            0.00          0.00    40,759,879.00        30.72%
A-3           18,280,718.00    18,280,718.00      6.890%     104,961.79            0.00          0.00    18,280,718.00        13.78%
A-4           48,544,491.00    48,544,491.00      7.070%     286,007.96            0.00          0.00    48,544,491.00        36.59%
------------------------------------------------------------------------------------------------------------------------------------
Class A      157,878,930.00   124,362,993.10                 698,273.44    4,379,678.24          0.00   119,983,314.86        90.44%
------------------------------------------------------------------------------------------------------------------------------------
B              7,434,742.00     7,434,742.00      7.300%      45,228.01            0.00          0.00     7,434,742.00         5.60%
C              3,936,040.00     3,936,040.00      8.070%      26,469.87            0.00          0.00     3,936,040.00         2.97%
D              1,312,013.00     1,312,013.00     10.480%      11,458.25            0.00          0.00     1,312,013.00         0.99%
------------------------------------------------------------------------------------------------------------------------------------
Total Notes  170,561,725.00   137,045,788.10                 781,429.57    4,379,678.24          0.00   132,666,109.86       100.00%
------------------------------------------------------------------------------------------------------------------------------------
                 0.03076923


                                              Target
                         (defined)          Investor
                            Class          Principal         Class
Class                  Percentage             Amount        Floors
--------------------------------------------------------------------------------
A                        86.3158%     118,286,715.03
B                         5.9649%       8,174,285.35          --
C                         3.1579%       4,327,562.96          --
D                         1.0526%       1,442,520.62          --

(Retained) Certificate Balance          4,373,378.73


Monthly Principal Amount                                            4,379,678.24
Overcollateralization Balance (prior)                               4,373,378.73
Overcollateralization Balance (current)                             4,373,378.73
Cumulative Loss Amount                                                      0.00
Additional Principal                                                        0.00


DISTRIBUTION OF FUNDS

Pursuant to Section 7.05(a) of the Sale and Servicing Agmt

Available Funds                                                     6,639,186.56
Reserve Account Draw                                                        0.00
Servicing Fee Paid & Reimb. of Advances                               863,596.15
Back-up Servicer Fee Paid                                               3,535.48
Trustee Fee Paid                                                        2,356.99
Note Interest Paid                                                    781,429.57
Note Principal Paid                                                 4,379,678.24
Reserve Account Deposit                                                     0.00
Reserve Account Withdrawal                                                  0.00
                                                                    ------------
Remainder to Certificateholder                                        608,590.14

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date                        29-Feb-00
Payment Date                        27-Mar-00
Prior Payment Date                  25-Feb-00

Delinquent Contracts

-----------------------------------------------------------------------------------------------------------------
Days Delinquent          Number of Leases         Agg Contract Balance          Percentage    Agg Monthly Payment
-----------------------------------------------------------------------------------------------------------------
Current                               542               113,865,746.81              83.09%           3,768,646.56
1-30                                   92                21,384,354.33              15.60%             761,671.83
31-60                                  16                 1,643,557.29               1.20%             107,454.72
61-90                                   4                   118,319.40               0.09%               7,652.62
91-120                                  2                    27,510.76               0.02%               1,328.67

Total                                 656               137,039,488.59             100.00%           4,646,754.40


** Minor differences attributable to rounding.

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date             29-Feb-00
Payment Date             27-Mar-00
Prior Payment Date       25-Feb-00

Prepayed Contracts

--------------------------------------------------------------------------------
Lease Number                          Lessee                            ADLB
--------------------------------------------------------------------------------
3204.02             Citizen Publishing Company of Wisconsin, Inc.     670,764.32
3287                Otter Tail Valley Railroad Company                216,318.94
                                                                    ------------

Total                                                               $ 887,083.26
                                                                    ============
Total number of contracts                                                   2.00
                                                                    ============

Defaulted Contracts

--------------------------------------------------------------------------------
Lease Number            Lessee                 ADLB     Recoveries     Net Loss
--------------------------------------------------------------------------------
006080.N13-04      Arthur Anderson, LLP      18,306.16      --         18,306.16
006080.N10         Arthur Anderson, LLP      13,716.82      --         13,716.82
006080.N13-01      Arthur Anderson, LLP      18,306.16      --         18,306.16
006080.N13-03      Arthur Anderson, LLP      18,306.16      --         18,306.16
006742.N1-04       Fedders Corp.             16,237.86      --         16,237.86
                                           -------------------------------------
Total                                      $ 84,873.16   $  --       $ 84,873.16
                                           =====================================
Total number of contracts                         5.00
                                           ===========